Exhibit 10 (g)

AMENDMENT NO. 5 TO
AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 30, 2003 amends and supplements the Amended and Restated Credit Agreement dated as of April 14, 2000, as amended to date (as so amended, the “Credit Agreement”) among Ladish Co., Inc., a Wisconsin corporation (the “Company”), the financial institutions party thereto (the “Lenders”) and U.S. Bank National Association (formerly Firstar Bank, National Association), as agent for the Lenders (in such capacity, the “Agent”).

RECITAL

        The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.

AGREEMENTS

        In consideration of the promises and agreements contained in the Credit Agreement, as amended hereby, the Company, the Lenders and the Agent agree as follows:

        1.    Definitions and References. Capitalized terms not defined herein have the meanings assigned in the Credit Agreement. Upon the satisfaction of the conditions set forth in section 4 below, all references to the Credit Agreement contained in the Loan Documents mean the Credit Agreement as amended by this Amendment No. 5 to Amended and Restated Credit Agreement (“Amendment No. 5”). This Amendment No. 5 is a Loan Document.

        2.    Amendments to Credit Agreement.

                (a)     The defined term “Applicable Margin” in Section 1. of the Credit Agreement is amended by deleting the current language and replacing it with the following:

        “Applicable Margin” shall mean (a) in the case of Revolving Loans comprised of Base Rate Loans, minus 100 basis points (-1.0% per annum) and (b) in the case of Revolving Loans comprised of LIBOR Rate Loans, plus 150 basis points (1.50%) per annum.

                (b)     The defined term “Effective Date” in Section 1 of the Credit Agreement is amended by deleting the date “December 31, 2002” and replacing it with the date “April 14, 2000".

                (c)     The defined term “Revolving Note Maturity Date” in Section 1 of the Credit Agreement is amended by deleting the date “December 31, 2003” and replacing it with the date “December 29, 2004".

                (d)     Section 2.5 Commitment Fee of the Credit Agreement is amended by (a) deleting the definition of the commitment fee as “.20% (20 basis points)” and substituting therefore “.30% (30 basis points)” and (b) deleting additional language therein regarding quarterly adjustment of the commitment fee.

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Exhibit 10 (g)

                (e)     Section 6.7 Limitations on Acquisitions, Advances and Investments of the Credit Agreement is amended by adding the following provision after the word “Person” in subsection (j) in place of the existing provision after the word “Person” in such subsection:

“providing that the Borrower will not make such an acquisition without the prior consent of the Majority Lenders”

                (f)     Section 6.13 of the Credit Agreement is amended in its entirety to read as follows:

6.13 Maximum Cumulative Net Loss. The Borrower’s cumulative net loss for the most recent four quarters shall not exceed $2,500,000.

        3.    Level of Revolving Loan Commitment; Modification of Percentages. The parties agree that as of the effective date of this Amendment No. 5 (a) The aggregate Revolving Loan Commitment shall remain $25,000,000; and (b) The Percentage and Revolving Loan Commitment of each Lender shall remain as set forth opposite its signature to this Amendment No. 5.

        4.    Closing Conditions. This Amendment No. 5 shall become effective upon its execution and delivery by the parties hereto and receipt by the Agent of:

                (a)     Secretary’s Certificate. A certificate of the Secretary of the Company to the effect that there have been no amendments to the Articles of Incorporation or By-Laws of the Company since the most recent date on which copies thereof were furnished to the Agent.

                (b)    Other Documents. Such other documents relating to the transactions contemplated by this Amendment No. 5 as the Agent shall reasonably request.

        5.    Representations and Warranties. The Company represents and warrants that:

                (a)     The execution and delivery by the Company of this Amendment No. 5 and the performance by the Company under the Credit Agreement, as amended hereby, (i) are within its corporate power, (ii) have been duly authorized by all necessary corporate action on the part of the Company, (iii) do not violate any provision of the Articles of Incorporation or By-Laws of the Company, (iv) do not violate any provision of or constitute a default under any existing law, rule or regulation of any governmental authority or agency, any order or decision of any court binding upon the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound or (v) require the approval or consent of the shareholders of the Company, any governmental body or authority or any other person or entity other than those which have been obtained and are in full force and effect; and

        (b)    the representation and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof and no Default or Event of Default exists as of the date hereof.

        6.     Costs and Expenses. The Company agrees to pay, on demand, all costs and expenses (including reasonable attorneys’ fees and disbursements) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this Amendment No. 5.

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Exhibit 10 (g)

        Governing Law. This Amendment No. 5 shall be governed by the laws of the State of Wisconsin. 8. Full Force and Effect. The Credit Agreement, as amended by this Amendment No. 5 remains in full force and effect.

		LADISH CO., INC.
		BY: /s/ Wayne E. Larsen
		Its: Vice President
Revolving Loan
Commitment	Percentage
$15,000,000.00	60%	U.S. BANK NATIONAL ASSOCIATION, as the Agent and a Lender
		BY: /s/ Jeffrey J. Janza
		Its: Vice President
$10,000,000.00	40	BANK ONE, NA, as a Lender
		BY: /s/ James W. Engel
		Its: First Vice President

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